UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Hilton Grand Vacations Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY

STATEMENT DATED JUNE 21, 2021 FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2021

This supplement (this “supplement”) provides updated information with respect to the Special Meeting of Stockholders of Hilton Grand Vacations Inc., a Delaware corporation (HGV), to be held on Wednesday, July 28, 2021 at 9:00 a.m., Eastern time, as more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement, dated June 21, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2021 (the “proxy statement”), as supplemented by a supplement, dated July 7, 2021 and filed with the SEC on July 7, 2021 (the “first supplement”). This supplement is being filed solely to clarify the description of the voting standard and effect of abstentions for the stock issuance proposal, as defined and described in the proxy statement.

As disclosed in the proxy statement, the approval of the stock issuance proposal and the compensation proposal requires the affirmative vote of the holders of a majority of the votes cast, and the approval of the adjournment proposal, if necessary or appropriate, requires the affirmative vote of the stockholders of a majority in voting power present if a quorum is not present, or, if a quorum is present, the affirmative vote of the holders of a majority of the votes cast.

With respect to the treatment of abstentions, failures to vote and broker non-votes, (a) abstentions, failures to vote and broker non-votes will have no effect on the outcome of the compensation proposal or the adjournment proposal, and (b) failures to vote and broker non-votes will have no effect on the stock issuance proposal. However, abstentions will have the same effect as votes against the stock issuance proposal in accordance with the New York Stock Exchange policy.

This supplement is first being released to stockholders on or about July 13, 2021, and should be read in conjunction with the proxy statement and the first supplement. Except as specifically clarified by this supplement with respect to the treatment of abstentions on the stock issuance proposal, all information in the proxy statement, as updated by the first supplement, remains unchanged. If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card” on page 5 of the proxy statement and under the heading “Revocation of Proxies” on page 41.